Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-141098) and related Prospectus of OccuLogix, Inc. (“OccuLogix” or the “Company”) for the registration of 9,441,749 shares of its common stock and to the incorporation by reference therein of our reports, dated March 2, 2007, with respect to the consolidated financial statements of the Company, OccuLogix’s management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2006 and filed with the Securities and Exchange Commission on March 15, 2007.

Toronto, Canada                                                                                                                                                                                                                                                               /s/ Ernst & Young LLP
March 20, 2007